UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2012

GATEWAY ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-06404	44-0651207
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1415 Louisiana Street, Suite 4100 Houston, Texas (Address of principal executive offices)	77002 (Zip Code)

Registrant’s telephone number, including area code:  (713) 336-0844

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

2136168.1

Item 5.07    Submission of Matters to a Vote of Security Holders.

At the annual meeting of stockholders of the Company held on June 20, 2012 (the “Annual Meeting”), the proposals listed below were submitted to a vote of the Company’s stockholders.  At the Annual Meeting, there were present in person or by proxy 18,336,173 of the Company’s common stock, representing approximately 75% of the Company’s total outstanding common stock.  The results for each proposal submitted to a vote of stockholders at the Annual Meeting are as follows:

(1) Election of the following persons as directors of the Company to serve until the next annual meeting of stockholders.

Name	Votes For	Votes Against/ Withheld	Broker Non-Votes
Perin Greg deGeurin	9,644,871	292,479	8,398,823
David F. Huff	9,794,871	142,479	8,398,823
John O. Niemann, Jr.	9,794,871	142,479	8,398,823
Frederick M. Pevow, Jr.	9,434,665	502,685	8,398,823
John A. Raasch	9,702,357	234,993	8,398,823
Paul G. VanderLinden, III	9,744,871	192,479	8,398,823

(2) Ratification of the appointment of Pannell Kerr Forster of Texas, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012.

Votes For	Votes Against/ Withheld	Abstentions	Broker Non-Votes
18,076,519	183,123	76,531	0

            Based on the above voting results, each of the director nominees was elected and the appointment of Pannell Kerr Forster of Texas, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012 was approved by the stockholders at the Annual Meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  June 21, 2012

GATEWAY ENERGY CORPORATION

By: /s/ Frederick M. Pevow, Jr.

                                                                                          Frederick M. Pevow, Jr.

      President and Chief Executive Officer